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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GT INTERACTIVE SOFTWARE CORP.



                         Pursuant to Section 245 of the
                             General Corporation Law
                            of the State of Delaware



         GT Interactive Software Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. That the name of the Corporation is GT Interactive Software Corp.

         2. That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 1st day of September, 1992 under the name of GT Software Corporation; that Certificates of Amendment to the Certificate of Incorporation were filed in the Office of the Secretary of State of the State of Delaware on the 1st day of April, 1993, on the 29th day of November, 1993, on the 19th day of December, 1994, a restated certificate of incorporation was filed on the 22nd day of February, 1995, and an amended and restated certificate of incorporation was filed on the 31st day of July, 1995.

         3. That this Amended and Restated Certificate of Incorporation restates and amends the restated Certificate of Incorporation of this Corporation.

         4. That the text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is GT Interactive Software Corp.

                  SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
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                  THIRD:  The nature of the business or purposes to be conducted or promoted by the Corporation, is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("GCL").

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, of which 150,000,000 shall be designated Common Stock, and 5,000,000 shall be designated Preferred Stock, all of which shall be $.01 par value per share. Upon the filing of this Amended and Restated Certificate of Incorporation, pursuant to action duly taken by the Board of Directors and stockholders of the Corporation, each previously outstanding share of the Corporation's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, shall automatically and without further action on the part of any holder thereof, be converted into and become one share of the Corporation's Common Stock, par value $.01 per share. Following such filing, no shares of such Class A Common Stock or Class B Common Stock are authorized or outstanding.

         (a) The Common Stock:

                  The holders of Common Stock shall be entitled to one vote for each Share so held and shall be entitled to notice of any stockholders meeting and to vote upon any such matters as provided in the by-laws of the Corporation or as may be provided by law. Except for and subject to those rights expressly granted to holders of Preferred Stock or, except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such distribution.

         (b) The Preferred Stock:

                  The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

                  (i) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

                  (ii) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;


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                  (iii)  the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of such class;

                  (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and condition or exchange;

                  (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

                  (ix) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                  (x) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

         The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated to any one or more series of Preferred Stock.


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         Series A Convertible Preferred Stock:

         Pursuant to the terms of the Amended and Restated Certificate of Incorporation as in effect immediately prior to the filing of this Amended and Restated Certificate of Incorporation, the 525 shares of Series A Convertible Preferred Stock outstanding immediately prior to such filing have been automatically converted into 2,520,000 shares of Common Stock upon filing hereof, which filing occurred coincident with the consummation of the first sale of shares of Common Stock by the Corporation in an underwritten public offering. Following such filing, no shares of such Series A Preferred Stock are authorized or outstanding.

                  FIFTH: The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation in the manner now or hereafter prescribed by statute.

                  SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

                         (b) Election of Directors need not be by written ballot
unless the by-laws of the Corporation shall so provide.

                         (c) The number of Directors of the Corporation shall
not be less than four nor more than twelve (plus such number of Directors, if any, who may be elected by the holders of any series of preferred stock), and subject to such limits shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of preferred stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. One class of Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1996, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The persons serving as Directors in classes whose terms expire in 1996, 1997 and 1998 shall be determined by resolution of the Board of Directors.

         Notwithstanding the foregoing, whenever pursuant to the provisions of Article Fourth of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of preferred stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such


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directorships shall be governed by the terms of this Amended and Restated
Certificate of Incorporation and any certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Sixth unless so provided by such terms.

         During any period when the holders of any series of preferred stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article Fourth hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such preferred stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of preferred stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

                           (d) Subject to the rights, if any, of the holders of
any series of preferred stock to elect Directors and to remove any Director whom such holders have the right to elect, and notwithstanding the provisions of this Article Sixth providing for the classification of the Board of Directors, any Director or the entire Board of Directors (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.


                  SEVENTH: (a) The corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the GCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or


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otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except as provided in Paragraph (e) of this Article Seventh, the Corporation shall not be obligated to indemnify any person under this Article Seventh in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Corporation and was initiated by such person against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

                           (b) The right to indemnification conferred in this
Article Seventh shall be a contract right, shall continue as to a person who has ceased to be a director or officer of the Corporation or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Corporation the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by the Corporation.

                           (c) The Corporation's obligation to indemnify and to
pay expenses in advance of the final disposition of a proceeding under this Article Seventh shall arise, and all rights and protections granted to directors and officers under this Article Seventh shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any proceeding is first threatened, commenced or completed.

                           (d) Notwithstanding any other provision of this
Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article Seventh or the by-laws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under this Article Seventh to any director or officer or former director or officer of the Corporation or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

                           (e) If a claim for indemnification and/or for payment
of expenses in advance of the final disposition of a proceeding arising under this Article Seventh is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the


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Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

                           (f) The right to indemnification and the payment of
expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article Seventh shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificated of Incorporation, by-laws of the Corporation, insurance policy, agreement, vote of stockholders or disinterested directors or otherwise.

                           (g) In addition to the persons specified in
subsection (a) of this Article Seventh, the Corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.


                   EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware GCL, as so amended. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         5. This Amended and Restated Certificate of Incorporation was declared advisable by the Board of Directors of the Corporation and was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the GCL and it was duly adopted by a majority of the stockholders entitled to vote thereon in accordance with the provisions of Section 228 of the GCL and written notice was given to the stockholders in accordance with the provisions of subsection (d) of such section of the GCL.


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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by its President on this 19th day of December, 1995.


                                        GT INTERACTIVE SOFTWARE CORP.



                                        /s/ Ronald Chaimowitz
                                        -------------------------------------
                                        Ronald Chaimowitz
                                        President and Chief Executive Officer


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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          GT INTERACTIVE SOFTWARE CORP.

                             Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware


         GT Interactive Software Corp. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY THAT:

                  FIRST: The name of the Corporation is GT Interactive Software Corp.

                  SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on September 1, 1992 under the name of GT Software Corporation. Certificates of Amendment to the Certificate of Incorporation were filed in the Office of the Secretary of State of the State of Delaware on April 1, 1993, November 29, 1993 and December 19, 1994. A Restated Certificate of Incorporation was filed on February 22, 1995 and Amended and Restated Certificates of Incorporation were filed on July 31, 1995 and December 19, 1995.

                  THIRD: The first sentence of Article Sixth, Paragraph (c) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated so that, as amended and restated, it shall read as follows:

                       "The number of Directors of the Corporation shall not be less than four nor more than fifteen (plus such number of Directors, if any, who may be elected by the holders of any series of preferred stock), and subject to such limits shall be fixed by resolution duly adopted from time to time by the Board of Directors."

                  FOURTH: The foregoing amendment to the Corporation's Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 16th day of July, 1998.


                              GT INTERACTIVE SOFTWARE CORP.

                              By:  /s/ Ronald Chaimowitz
                                   ----------------------------------------
                              Name:  Ronald Chaimowitz
                              Title: Chairman of the Board of Directors and
                                     Chief Executive Officer